UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2013

U.S. WELL SERVICES, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-184491	90-0794304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 South Post Oak Lane, Suite 405, Houston, Texas 77056
(Address of principal executive offices and Zip Code)

(832) 562-3730
(Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Amended and Restated Series D Unit Agreements

On November 8, 2013 (the “Execution Date”), U.S. Well Services, LLC (the “Company”) entered into an Amended and Restated Series D Unit Agreement with Jeff McPherson, the Company’s Vice President of Operations (the “McPherson Amended and Restated Equity Agreement”).  The McPherson Amended and Restated Equity Agreement was made effective as of February 21, 2012, the date on which the Company and Mr. McPherson entered into that certain Series D Unit Agreement (the “Original McPherson Equity Agreement”), pursuant to which the Company granted a total of 84,493 of its Series D Units to Mr. McPherson.  The McPherson Amended and Restated Equity Agreement amended and restated the Original McPherson Equity Agreement in its entirety.

Pursuant to the McPherson Amended and Restated Equity Agreement, the 84,493 Series D Units represent 4.5% of the Company’s common equity, consisting of its Series B Units, Series C Units and Series D Units, and are entitled to anti-dilution protection. Of the Series D Units granted to Mr. McPherson, two thirds (66.66%) vested on the Execution Date. The remaining one third (33.34%) will vest upon the occurrence of a liquidation event or an exit event. If Mr. McPherson’s employment with the Company is terminated for any reason, then Mr. McPherson will forfeit to the Company all of his unvested Series D Units on the date of such termination.  If Mr. McPherson breaches the non-competition and non-solicitation covenants in the McPherson Amended and Restated Equity Agreement, then he will forfeit to the Company all of his vested Series D Units.

On the Execution Date, the Company also entered into an Amended and Restated Series D Unit Agreement with Edward Self III, the Company’s Vice President of Business Development (the “Self Amended and Restated Equity Agreement”).  The Self Amended and Restated Equity Agreement was made effective as of February 21, 2012, the date on which the Company and Mr. Self entered into that certain Series D Unit Agreement (the “Original Self Equity Agreement”), pursuant to which the Company granted a total of 84,493 of its Series D Units to Mr. Self.  The Self Amended and Restated Equity Agreement amended and restated the Original Self Equity Agreement in its entirety. The terms of the Self Amended and Restated Equity Agreement are identical to those of the McPherson Amended and Restated Equity Agreement.

The foregoing descriptions of the McPherson Amended and Restated Equity Agreement and the Self Amended and Restated Equity Agreement are qualified in their entirety by reference to the McPherson Amended and Restated Equity Agreement and the Self Amended and Restated Equity Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

10.1Amended and Restated Series D Unit Agreement, executed and agreed to as of November 8, 2013, but made effective as of February 21, 2012, by and between U.S. Well Services, LLC and Jeff McPherson.

10.2Amended and Restated Series D Unit Agreement, executed and agreed to as of November 8, 2013, but made effective as of February 21, 2012, by and between U.S. Well Services, LLC and Edward Self III.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. WELL SERVICES, LLC

Date:	November 14, 2013	By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer

Exhibit Index

10.1Amended and Restated Series D Unit Agreement, executed and agreed to as of November 8, 2013, but made effective as of February 21, 2012, by and between U.S. Well Services, LLC and Jeff McPherson.

10.2Amended and Restated Series D Unit Agreement, executed and agreed to as of November 8, 2013, but made effective as of February 21, 2012, by and between U.S. Well Services, LLC and Edward Self III.